Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Announces
First Quarter 2023 Results
New York, NY, May 3, 2023......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2023.
Net sales for the first quarter of 2023 were $328.0 million, compared to consolidated net sales of $322.8 million during the comparable quarter in 2022. Earnings from continuing operations for the first quarter of 2023 were $12.7 million or $0.57 per diluted share, compared to $20.6 million or $0.91 per diluted share in the first quarter of 2022. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2023 were $13.4 million or $0.61 per diluted share, compared to $20.6 million or $0.92 per diluted share in the first quarter of 2022.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are pleased with our first quarter results, as sales increased 1.6% against a difficult comparison, as last year’s first quarter was up 17% from the previous year.”

By segment, Vehicle Control sales were up 4.1% in the quarter, reflecting continued strength in demand within the aftermarket. Our customers’ POS throughout the quarter also remained favorable, which bodes well for future demand.

Turning to Temperature Control, sales declined a modest 0.9% versus the almost 30% growth experienced during the same quarter last year.  As a seasonal business, first quarter sales are heavily dependent on customer preseason ordering patterns, and therefore not indicative of the full year.
Engineered Solutions sales were 2% lower than last year’s first quarter, but 5% higher than the quarterly average sales level achieved in 2022. We expect this segment to be slightly lumpy quarter to quarter as a result of changes in customer order patterns.  Based upon customer interest, we continue to believe long-term sales growth will be strong, though revenue growth from business wins is not linear.
Looking at profitability, consolidated non-GAAP operating profit margin was 6.6% in the quarter versus 8.3% in the first quarter last year. The decline in profit of $5.3 million was mainly the result of a $5.5 million increase in customer factoring program expense over last year, due to rising interest rates.  Excluding these incremental factoring costs, our operating expenses would have been flat year over year at 19.5% of net sales.  Adjusted EBITDA margin was 8.8% in the quarter versus 11.0% last year and was impacted by the above-mentioned factoring expense.  We continue to implement both pricing and cost savings initiatives to help offset rising interest cost increases and lingering inflationary pressures on certain commodities and labor expense.

Our sales and profit expectations for the full year of 2023 remain unchanged with top line sales growth expected to be in the low single digits with an Adjusted EBITDA margin of approximately 10% of revenue, assuming current interest rates.
As part of our commitment to return value to shareholders, the Board of Directors has approved payment of a quarterly dividend of 29 cents per share on the common stock outstanding, which will be paid on June 1, 2023 to stockholders of record on May 15, 2023.
As we recently announced, we are pleased to have published our 2022 Corporate Sustainability report.  This report outlines our commitment to being environmentally and socially responsible, and highlights the noticeable progress we have made to date. We remain committed to leveraging sustainability as a catalyst for positive change both within our organization and in the communities within which we operate.
In closing, Mr. Sills commented, “While uncertainty remains, we continue to be bullish on all of our markets. The aftermarket has a long history of stability in challenging economic times, and while still relatively new to us, we are excited about where we are heading with our Engineered Solutions business and the attention it has been getting from its customer base.  We will continue to look for ways to drive growth, offset rising costs and deliver increasing value to all our customers and stakeholders alike.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 3, 2023.  This call will be web cast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMP Q1 2023 Earnings Webcast link.  Investors may also listen to the call by dialing 800-225-9448 (domestic) or 203-518-9708 (international).  Our playback will be made available for dial in immediately following the call.  For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call.  The playback number is 800-934-4245 (domestic) or 402-220-1173 (international). The participant passcode is 94640.
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2023		2022
	(Unaudited)
NET SALES	$328,028	100.0%	$322,831	100.0%

COST OF SALES	236,761	72.2%	232,991	72.2%

GROSS PROFIT	91,267	27.8%	89,840	27.8%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	69,633	21.2%	62,884	19.5%
RESTRUCTURING AND INTEGRATION EXPENSES	912	0.3%	41	0.0%
OTHER INCOME, NET	24	0.0%	-	0.0%

OPERATING INCOME	20,746	6.3%	26,915	8.3%

OTHER NON-OPERATING INCOME, NET	225	0.1%	1,449	0.4%

INTEREST EXPENSE	3,862	1.2%	805	0.2%

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	17,109	5.2%	27,559	8.5%

PROVISION FOR INCOME TAXES	4,372	1.3%	7,005	2.2%

EARNINGS FROM CONTINUING OPERATIONS	12,737	3.9%	20,554	6.4%

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(780)	-0.2%	(1,116)	-0.3%

NET EARNINGS	11,957	3.6%	19,438	6.0%

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	39	0.0%	(8)	0.0%

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$11,918	3.6%	$19,446	6.0%

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$12,698	3.9%	$20,562	6.4%
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(780)	-0.2%	(1,116)	-0.3%
TOTAL	$11,918	3.6%	$19,446	6.0%

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.59		$0.94
DISCONTINUED OPERATION	(0.04)		(0.06)
NET EARNINGS PER COMMON SHARE - BASIC	$0.55		$0.88

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.57		$0.91
DISCONTINUED OPERATION	(0.03)		(0.04)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.54		$0.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,609,618		21,978,507
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,097,750		22,477,819

(a) "SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)
	THREE MONTHS ENDED March 31,
	2023		2022
	(Unaudited)
Revenues
Engine Management (Ignition, Emissions and Fuel Delivery)	$116,083		$109,149
Electrical and Safety	51,804		52,257
Wire sets and other	16,690		15,858
Vehicle Control	184,577		177,264

AC System Components	45,752		47,374
Other Thermal Components	26,654		25,684
Temperature Control	72,406		73,058

Commercial Vehicle	19,857		21,451
Construction / Agriculture	12,795		10,984
Light Vehicle	22,966		26,075
All Other	15,427		13,999
Engineered Solutions	71,045		72,509

Revenues	$328,028		$322,831

Gross Margin
Vehicle Control	$58,472	31.7%	$55,424	31.3%
Temperature Control	19,155	26.5%	19,488	26.7%
Engineered Solutions	13,640	19.2%	14,928	20.6%
All Other	-		-
Gross Margin	$91,267	27.8%	$89,840	27.8%

Selling, General & Administrative
Vehicle Control	$40,836	22.1%	$35,039	19.8%
Temperature Control	16,528	22.8%	15,326	21.0%
Engineered Solutions	7,909	11.1%	8,640	11.9%
All Other	4,360		3,879
Selling, General & Administrative	$69,633	21.2%	$62,884	19.5%

Operating Income
Vehicle Control	$17,636	9.6%	$20,385	11.5%
Temperature Control	2,627	3.6%	4,162	5.7%
Engineered Solutions	5,731	8.1%	6,288	8.7%
All Other	(4,360)		(3,879)
Subtotal	$21,634	6.6%	$26,956	8.3%
Restructuring & Integration	(912)	-0.3%	(41)	0.0%
Other Income, Net	24	0.0%	-	0.0%
Operating Income	$20,746	6.3%	$26,915	8.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED MARCH 31,
	2023	2022
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$12,698	$20,562

RESTRUCTURING AND INTEGRATION EXPENSES	912	41
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(237)	(11)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,373	$20,592

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.57	$0.91

RESTRUCTURING AND INTEGRATION EXPENSES	0.04	0.01
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.61	$0.92

OPERATING INCOME

GAAP OPERATING INCOME	$20,746	$26,915

RESTRUCTURING AND INTEGRATION EXPENSES	912	41
OTHER INCOME, NET	(24)	-	LAST TWELVE MONTHS ENDED		YEAR ENDED
			MARCH 31,		DECEMBER 31,
NON-GAAP OPERATING INCOME	$21,634	$26,956	2023	2022	2022
			(Unaudited)
EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$17,109	$27,559	$87,882	$128,274	$98,332

DEPRECIATION AND AMORTIZATION	7,082	6,952	28,428	27,681	28,298
INTEREST EXPENSE	3,862	805	13,674	2,624	10,617
EBITDA	28,053	35,316	129,984	158,579	137,247

RESTRUCTURING AND INTEGRATION EXPENSES	912	41	2,762	433	1,891
CUSTOMER BANKRUPTCY CHARGE	-	-	7,002	-	7,002
ONE-TIME ACQUISITION COSTS	-	-	-	1,711	-
SPECIAL ITEMS	912	41	9,764	2,144	8,893

EBITDA WITHOUT SPECIAL ITEMS	$28,965	$35,357	$139,748	$160,723	$146,140

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures by Segments

(In thousands)	THREE MONTHS ENDED MARCH 31, 2023
	Vehicle Control	Temperature Control	Engineered Solutions	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$17,375	$2,084	$5,647	$(4,360)	$20,746

RESTRUCTURING AND INTEGRATION EXPENSES	285	543	84	-	912
OTHER INCOME, NET	(24)	-	-	-	(24)

NON-GAAP OPERATING INCOME	$17,636	$2,627	$5,731	$(4,360)	$21,634

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$15,057	$1,105	$5,286	$(4,339)	$17,109

DEPRECIATION AND AMORTIZATION	3,412	763	2,481	426	7,082
INTEREST EXPENSE	2,741	893	359	(131)	3,862
EBITDA	21,210	2,761	8,126	(4,044)	28,053

RESTRUCTURING AND INTEGRATION EXPENSES	285	543	84	-	912
SPECIAL ITEMS	285	543	84	-	912

EBITDA WITHOUT SPECIAL ITEMS	$21,495	$3,304	$8,210	$(4,044)	$28,965
% of Net Sales	11.6%	4.6%	11.6%		8.8%

	THREE MONTHS ENDED MARCH 31, 2022
	Vehicle Control	Temperature Control	Engineered Solutions	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$20,344	$4,162	$6,288	$(3,879)	$26,915

RESTRUCTURING AND INTEGRATION EXPENSES	41	-	-	-	41
OTHER INCOME, NET	-	-	-	-	-

NON-GAAP OPERATING INCOME	$20,385	$4,162	$6,288	$(3,879)	$26,956

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$20,366	$4,480	$6,578	$(3,865)	$27,559

DEPRECIATION AND AMORTIZATION	3,417	680	2,458	397	6,952
INTEREST EXPENSE	575	160	146	(76)	805
EBITDA	24,358	5,320	9,182	(3,544)	35,316

RESTRUCTURING AND INTEGRATION EXPENSES	41	-	-	-	41
SPECIAL ITEMS	41	-	-	-	41

EBITDA WITHOUT SPECIAL ITEMS	$24,399	$5,320	$9,182	$(3,544)	$35,357
% of Net Sales	13.8%	7.3%	12.7%		11.0%

MANAGEMENT BELIEVES THAT NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH 2023	MARCH 2022	DECEMBER 2022
	(Unaudited)	(Unaudited)

ASSETS

CASH	$24,196	$19,999	$21,150

ACCOUNTS RECEIVABLE, GROSS	216,617	231,963	173,013
ALLOWANCE FOR EXPECTED CREDIT LOSSES	5,816	6,660	5,375
ACCOUNTS RECEIVABLE, NET	210,801	225,303	167,638

INVENTORIES	522,039	534,421	528,715
UNRETURNED CUSTOMER INVENTORY	20,626	22,221	19,695
OTHER CURRENT ASSETS	26,192	17,471	25,241

TOTAL CURRENT ASSETS	803,854	819,415	762,439

PROPERTY, PLANT AND EQUIPMENT, NET	107,123	102,984	107,148
OPERATING LEASE RIGHT-OF-USE ASSETS	74,291	42,116	49,838
GOODWILL	132,289	131,538	132,087
OTHER INTANGIBLES, NET	98,389	104,344	100,504
DEFERRED INCOME TAXES	33,893	35,964	33,658
INVESTMENT IN UNCONSOLIDATED AFFILIATES	42,719	45,518	41,745
OTHER ASSETS	27,462	28,530	27,510

TOTAL ASSETS	$1,320,020	$1,310,409	$1,254,929

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT PORTION OF REVOLVING CREDIT FACILITY	$52,600	$245,450	$50,000
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	5,014	3,235	5,031
ACCOUNTS PAYABLE	94,372	139,392	89,247
ACCRUED CUSTOMER RETURNS	42,153	46,085	37,169
ACCRUED CORE LIABILITY	21,319	23,513	22,952
ACCRUED REBATES	39,657	42,606	37,381
PAYROLL AND COMMISSIONS	24,268	31,972	31,361
SUNDRY PAYABLES AND ACCRUED EXPENSES	42,041	45,875	49,990

TOTAL CURRENT LIABILITIES	321,424	578,128	323,131

LONG-TERM DEBT	215,487	-	184,589
NONCURRENT OPERATING LEASE LIABILITY	65,319	32,281	40,709
ACCRUED ASBESTOS LIABILITIES	60,820	51,909	63,305
OTHER LIABILITIES	24,298	25,178	22,157

TOTAL LIABILITIES	687,348	687,496	633,891

TOTAL SMP STOCKHOLDERS' EQUITY	621,644	611,871	610,020
NONCONTROLLING INTEREST	11,028	11,042	11,018
TOTAL STOCKHOLDERS' EQUITY	632,672	622,913	621,038

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,320,020	$1,310,409	$1,254,929

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2023	2022
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$11,957	$19,438
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	7,082	6,952
OTHER	4,587	4,374
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(42,617)	(44,706)
INVENTORY	6,195	(67,662)
ACCOUNTS PAYABLE	4,809	1,942
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,165	2,171
SUNDRY PAYABLES AND ACCRUED EXPENSES	(10,656)	(21,226)
OTHER	(2,964)	(5,245)
NET CASH USED IN OPERATING ACTIVITIES	(20,442)	(103,962)

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(4,363)	(6,449)
OTHER INVESTING ACTIVITIES	13	-
NET CASH USED IN INVESTING ACTIVITIES	(4,350)	(6,449)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	33,478	120,340
PURCHASE OF TREASURY STOCK	-	(6,517)
DIVIDENDS PAID	(6,261)	(5,935)
OTHER FINANCING ACTIVITIES	125	444
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,342	108,332

EFFECT OF EXCHANGE RATE CHANGES ON CASH	496	323
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,046	(1,756)
CASH AND CASH EQUIVALENTS at beginning of period	21,150	21,755
CASH AND CASH EQUIVALENTS at end of period	$24,196	$19,999